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EXHIBIT 23.1 INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-92014 of Langer, Inc. on Form S-3, Registration Statements 333-94769 and 333-110962 on Form S-8 and Registration Statement No. 333-94769 on Form S-8/A of our report dated March 29, 2004, appearing in this Annual Report on Form 10-K of Langer, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
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Jericho, New York
March 29, 2004